Exhibit 10.12

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SPAN’s Proposal To First Responder For GIS

Enhancements

Version 1.0

From

SPAN Systems Corporation

Administrative Office: 230 Sherman Avenue Suite 9 Berkeley Heights, NJ 07922 Phone/Fax: 908-665-9100/9002

Toll Free:	USA/India 888-SPAN-SYS (772-6797)/800-209-3243 x9397
E-Mail:	span@spansystems.com Web Site: http://www.spansystems.com

Multiple Offices in the U.S., Europe and India

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Table of Contents

1. EXECUTIVE SUMMARY	3

2. SCOPE OF THE PROJECT	3

3. APPROACH TO THE PROJECT	4

3.1 REQUIREMENTS PHASE	4

3.2 DEVELOPMENT PHASE FOR RWM2	4

3.3 INTEGRATION/SYSTEM TESTING PHASE FOR RWM2	5

3.4 ACCEPTANCE PHASE FOR RWM2	5

3.5 TECHNICAL ENVIRONMENT FOR THE DEVELOPMENT	5

4. RESPONSIBILITIES	6

4.1 SPAN SYSTEMS’ RESPONSIBILITIES	6

4.2 FIRST RESPONSIBILITIES	6

5. ASSUMPTIONS AND CONSTRAINTS	6

6. WARRANTY	7

7. EFFORT AND SCHEDULE	7

EFFORT ESTIMATE FOR RWM2	7

SCHEDULE FOR RWM2	7

8. COST	8

9. ACCEPTANCE CRITERIA	8

10. CHANGE MANAGEMENT	8

SPAN Proposal for GIS Enhancements	Page 2 of 9

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1. Executive Summary

First Responder Systems & Technology, LLC (FiRSTTM) was incorporated in June of 2001 as EmerTech, LLC to research, develop and build a proof-of-principle beta-prototype of a remote chemical sensing device, currently named the FiRST HazSensor. The HazSensor was developed for the purpose of detecting industrial chemicals at a safe distance and specifically designed for the practical use of the FiRST Responder community. To date, FiRST has had remarkably successful end-to-end tests of the HazSensor.

During research and development, FiRST realized it had discovered three distinct breakthrough products areas. The products are:

•	HazGuideTM

•	RespondWareTM

•	SpectraWareTM

SPAN Systems is one of 100+ Software Engineering Institute (SEI) listed companies worldwide with high maturity levels, in which SPAN Systems has been assessed SEI CMM Level 4 and is one of even fewer companies worldwide assessed CMM Level 4 and also certified ISO 9001:2000, two marks of a company that can provide impressive ROI and IRR on software projects. As a member of IBM’s Partner World for Developers and certified by the Government of India’s Software Technology Parks, SPAN Systems is also currently ranked in the Top 100 Indian software services company by a recent, popular Indian IT publication. Profitable from the time it started doing business, SPAN Systems is an established, U.S. incorporated, minority-owned company with global offices in the U.S., Europe and India.

SPAN proposes to take up the enhancements for RWM2 defined in the scope of the Respond Ware product.

2. Scope of the Project

The scope of the project is as defined in the attached ‘RWM2 Scope and Coding Efforts.xls’.

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3. Approach to the Project

3.1 Requirements Phase

SPAN proposes to have the team of two members to analyze the existing Respond Ware Mobile application and its features.

Duration:

The duration of this phase will be Three weeks.

Activity:

The offshore team members will interact with the FiRST onsite consultant and start setting up the environment before the start of this phase. After setup is complete the SPAN team will start the requirement phase by studying relevant documentation and looking through the existing application. They will analyze the enhancements for RWM2 to be done to existing system and come up with requirement document for the enhancements.

Deliverables:

SPAN will provide the following deliverables at the end of this phase:

•	Requirement documents for the RWM2 enhancements that needs to be Implemented

3.2 Development Phase for RWM2

SPAN proposes to have a team of six developers to undertake the development and unit testing of the enhancements.

Duration:

The duration of this phase will be for about six Weeks.

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Deliverables:

SPAN provides the following:

–	Source code

–	Installation guidelines

3.3 Integration/System Testing Phase for RWM2

SPAN currently proposes to have one tester and 2 developers to execute this phase as per the Project Plan.

Duration:

The duration of this phase will be for about Two weeks.

Deliverables:

–	Tested Source code

–	Test records

3.4 Acceptance phase for RWM2

Development done offshore will be sent to the FiRST for Acceptance testing and implementation to be done by onsite consultant from FiRST. The duration for this phase is expected to be two weeks. The offshore team will fix the errors encountered during the Acceptance testing. FiRST will accept the system, as described in the Acceptance criteria, as discussed in Section 9.

3.5 Technical Environment for the Development

•	Map-objects version 2.2,Net Engine 1.2

•	C# or Vb.net

•	GPS sample data for testing

•	SQL Server 2000

SPAN Proposal for GIS Enhancements	Page 5 of 9

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4. Responsibilities

4.1 SPAN Systems’ Responsibilities

•	Provide the infrastructure for carrying out the development in India. This will include but is not limited to hardware, software, office space, and communication.

•	Development, including quality assurance

•	Deliver the software, including software source code

4.2 FIRST Responsibilities

•	Provide from the vendor all the technical documents relating to Respond Ware, GPS and communication-integrated system to SPAN offshore team during the development and testing phase.

•	Perform the acceptance testing in a real time environment.

•	Provide GPS data during the offshore development/testing.

•	Committing enough time from the technical team and/or other people who need to interact with SPAN.

•	Providing a single point of contact for all communication with SPAN and respond to all queries in a mutually agreed upon time frame.

•	Providing a developer license copy of Map objects 2.2 and Net engine 1.2

•	Turnaround of less than 24 hours for all clarifications made by SPAN via email/phone

•	Specify a coordinator well versed in the business application to be contacted during all stages of the project.

5. Assumptions and Constraints

1)	FiRST will provide SPAN the existing source code, Database and installation guidelines for installing the application

2)	The requirement phase will start only after completion of setup of the existing applications

3)	Provide the GPS test data for testing.

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4)	The estimate for Task no 10 is based on the assumption that changes to the location/address control is in two places (facility and station).

5)	The estimation for Task no 13 is based on the assumption that changes are required in around 8 stored procedures and comma limited strings are to be converted to xml format in four places.

6. Warranty

SPAN proposes to provide warranty for a period of four weeks free of cost after the acceptance phase. This does not include the implementation of Change Requests.

7. Effort and Schedule

Effort estimate for RWM2

Life Cycle	Effort in Person days
Requirement Analysis Phase	30
Development Phase	172
Integration/System testing Phase	30
Project Coordination and communication with onsite team	12
Total	244

Schedule for RWM2

The complete RWM2 Project will be delivered 11 Weeks from the start of the project. The Acceptance testing is expected to take 2 weeks from the date of final delivery. The schedule for the different phases and the number of persons working in each phase is shown in the table below:

❖

Phases	Weeks
	1	2	3	4	5	6	7	8	9	10	11	12	13	14	15	16	17	18
Requirement Analysis Phase	2	2	2
Development Phase				6	6	6	6	6	6
Integration /System Testing Phase										3	3
Acceptance Phase												2	2
Warranty	4 weeks (Free of cost)

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8. Cost

The cost for the 244 man-days development effort is $35,136 i.e 244 days @ $18 per hour.

There will be intermediate payments at milestone deliveries, which will be decided mutually with SPAN and FiRST at the start of the project.

9. Acceptance Criteria

The system will be deemed as accepted once the following tasks are completed by SPAN:

•	The proposed functionality of the system is implemented in accordance with the conditions specified in the Requirement documents for the enhancements in the first phase.

•	SPAN fixes all the major defects reported by FiRST during the Acceptance phase. Major defects are defined as any bugs that will functionally not allow the system developed by SPAN to go into production. Major defects will be corrected immediately. Any bugs detected that do allow a given system to go into production will not impede acceptance by FiRST, rather, these bugs will be covered under the overseas Post-Acceptance warranty and fixed from SPAN offshore as soon as possible.

•	FiRST is to report any feedback within 15 working days of receiving the product from SPAN. SPAN will fix all the defects reported within a reasonable time.

•	SPAN will maintain an Issue Log to help in tracking issues between FiRST and SPAN. This log will include pending clarifications, defects, etc.

10. Change Management

The estimates and the fee proposed are based on the scope described in section 2 above. If FiRST requests significant changes in the scope, such as Reports to be provided, SPAN will discuss the same with FiRST and revise the fees, payment terms and schedule as mutually agreed upon.

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This Proposal is issued pursuant to the SOFTWARE CONSULTING AGREEMENT (“Agreement”) signed on 27th May 2003. All the terms and conditions set forth in the Agreement are incorporated herein and made a part hereof as if they were expressly set forth in this Proposal. By the execution and delivery of this Proposal, the parties hereby reaffirm all of the terms, conditions and representation of the Agreement except as modified herein.

ACCEPTED BY:

	SPAN		FiRSTResponder

By	/s/ Prakash Grama	By	/s/ Thomas E. Anderson

Name	Prakash Grama	Name	Thomas E. Anderson

Title	CEO	Title	Chief Operating Officer

Date	July 21, 2005	Date	July 21, 2005

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